UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2006 (October 17, 2006)

Distributed Energy Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50453	20-0177690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 678-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On October 17, 2006, Distributed Energy Systems Corp. (the “Company”) and Peter J. Tallian signed a letter agreement providing for the appointment of Mr. Tallian as chief financial officer of the Company. The agreement provides that Mr. Tallian’s employment with the Company will begin on November 13, 2006. Under the agreement, Mr. Tallian will receive an annual salary of $250,000, subject to annual increases at the Company’s discretion. In addition, Mr. Tallian will be granted non-statutory stock options under the Company’s 2003 Stock Incentive Plan to purchase 100,000 shares of common stock of the Company with an exercise price equal to the fair market value of the Company’s stock at the date of grant. These options will vest 25% per year from the date of grant. For the year ending December 31, 2006, Mr. Tallian will be eligible to receive a pro-rated bonus targeted at 60% of base pay based on overall Company performance and individual performance, subject to approval by the Board of Directors. For the year ending December 31, 2007, Mr. Tallian will be eligible for the following long term incentives based on individual performance and subject to the approval of the Board of Directors: (i) long-term incentives of performance shares under the Company’s 2003 Stock Incentive Plan with a value of 50% of base pay subject to three-year vesting, (ii) restricted stock under the Company’s 2003 Stock Incentive Plan with a value of 25% of base pay subject to three-year cliff vesting, and (iii) non-statutory stock options under the Company’s 2003 Stock Incentive Plan a value of 25% of base pay subject to three-year vesting. Mr. Tallian will also be eligible to participate in all medical, dental, disability, insurance, 401(k), vacation and other benefit programs made available to Company employees. If a change in control event, as defined in the Company’s 2003 Stock Incentive Plan, occurs and either Mr. Tallian’s employment is terminated within one year thereafter without cause or Mr. Tallian terminates his employment for good reason, as defined in the plan, the Company will pay Mr. Tallian six months of salary at his then current rate.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2006, the Company announced that Peter J. Tallian, age 48, had been appointed as chief financial officer of the Company. Prior to this appointment, Mr. Tallian had spent five years as senior vice president, CFO and treasurer of Transwitch Corporation, a provider of high-speed semiconductors for voice, data and video communications.

Arrangements entered into with Mr. Tallian in connection with his appointment as chief financial officer of the Company are described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release entitled “Distributed Energy Appoints Peter J. Tallian as Chief Financial Officer” issued by the Company on October 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Distributed Energy Systems Corp.
(Registrant)
Date: October 20, 2006
/s/ ROBERT B. NIESZCZEZEWSKI
Robert B. Nieszczezewski Principal Financial Officer